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October 22, 2026

ASA Gold & Precious Metals Limited
190 Middle Street, Suite 301

Portland, ME 04101

Re:	Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as U.S. counsel to ASA Gold & Precious Metals Limited, a Bermuda exempted company limited by shares (the “Company”), in connection with the filing of a Registration Statement on Form N-14 (File No. 333-298862) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The purpose of this Registration Statement is to register shares in connection with the conversion (the “Conversion”) of the Company from a Bermuda-domiciled, registered closed-end investment company into Saba BDC, Inc., a Delaware-domiciled business development company regulated under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

In the capacity described above, we have considered such matters of law and fact, including examination of the Company’s certificate of incorporation (the “Certificate of Incorporation”), the bylaws of the Company (the “Bylaws”), records of proceedings of the Company’s Board of Directors or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

We have assumed the following for purposes of this opinion:

1.	the shares will be converted in accordance with the Certificate of Incorporation, the Bylaws and resolutions of the Company’s Board of Directors relating to the Conversion and, as applicable, the creation, authorization and issuance of shares; and

2.	the shares will be issued against payment therefor as, and to the extent, described in the Proxy Statement/Prospectus and the Statement of Additional Information relating thereto included in the Registration Statement, and that such payment will have been at least equal to the net asset value of such shares, and will be subject to compliance with the Securities Act, the Investment Company Act and all other laws relating to the sale of shares.

Alston & Bird LLP	www.alston.com

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October 22, 2026

On the basis of the foregoing, it is our opinion that, when issued and paid for upon the terms provided in the Registration Statement, the shares to be issued or converted pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

The opinions set forth herein are limited to laws of the State of Delaware, applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), reported judicial decisions interpreting such laws and the DGCL, and the federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior written consent, which may be granted or withheld in our sole discretion. Our opinions expressed herein are each made as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act or that we otherwise are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

/s/Alston & Bird LLP

Alston & Bird LLP